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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of GMS Inc. of our reports dated July 28, 2015, except for the effects of the 10.158 to 1 stock split described in Note 21, as to which date is May 16, 2016, relating to the financial statements, and the related financial statement schedule, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
May 16, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM